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                                                                    Exhibit 99.1

WILSHIRE ENTERPRISES, INC. ANNOUNCES                 For IMMEDIATE RELEASE
CONSUMMATION OF THE SALE OF ITS                      AMEX: WOC
U.S. OIL AND GAS BUSINESS

JERSEY CITY, N.J., April 23, 2004. Wilshire Enterprises, Inc. ("Wilshire" or the "Company") (Amex: WOC) announced today that it consummated the sale of its U.S. oil and gas business to Crow Creek Energy LLC, a Tulsa, Oklahoma based privately held portfolio company of Natural Gas Partners of Dallas, Texas, for $13.3 million in gross proceeds (before potential post closing adjustments).

Chairman and Chief Executive Officer Sherry Wilzig Izak stated: "Completing the sale of the U.S. oil and gas business today and the Canadian oil and gas business on April 8th, as previously announced, are important milestones for the Company. The Company has strengthened its balance sheet with the anticipated net proceeds of the sale, freed management to continue delivering value to customers and shareholders, and provided investors or potential merger partners with an opportunity to focus on the value of our core real estate business."

Ms. Izak added: "The marketing process conducted by our investment bankers resulted in the Company receiving numerous bids for both the U.S. and Canadian oil and gas businesses. As a result, we were able to negotiate with the purchasers what we believe to be favorable pricing and terms for the sale of these businesses. Although we initially announced gross proceeds of $13.7 million from the sale of our U.S. oil and gas properties, the pre-closing process resulted in certain adjustments that were fairly negotiated by both sides to the transaction."

She concluded by saying: "Unfortunately, I will be bidding a fond farewell to our many loyal and capable employees in the divested U.S. and Canadian oil and gas businesses and will wish them much success and happiness. Parting ways with these employees will be a difficult but necessary outcome of the Company's initial actions to maximize shareholder value. We will miss them."


ABOUT WILSHIRE ENTERPRISES:
Wilshire is an American Stock Exchange listed corporation engaged in real estate investment including the acquisition, ownership and management of real estate properties or real estate related securities in the United States. It currently has operations in Arizona, Texas, New Jersey, Florida and Georgia.

FORWARD-LOOKING STATEMENTS:
The non-historical statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes that the underlying assumptions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. The Company's business and prospects are subject to a number of risks which could cause actual results to differ materially from those reflected in such forward-looking statements, including uncertainties inherent in any attempt to sell one or more portions of the Company at an acceptable price, volatility of oil & gas prices, the need to develop and replace reserves, risks involved in exploration and drilling, uncertainties about estimates of reserves, environmental risks relating to the Company's oil & gas and real estate properties, competition, the substantial capital expenditures required to fund the Company's oil & gas and real estate operations, market and economic changes in areas where the Company holds real estate properties, interest rate fluctuations, government regulation, and the ability of the Company to implement its business strategy. A discussion of these and other risks and uncertainties are disclosed in the Company's 2003 Form 10-K filed with the Securities and Exchange Commission.

Wilshire is being advised by Deloitte & Touche Corporate Finance, LLC and White Stone Energy, LLC. For stockholder inquiries: please contact Philip G. Kupperman, President, Wilshire Enterprises, Inc. at (201) 420-2796 For transaction inquiries: please contact Daniel C. Pryor of Deloitte & Touche Corporate Finance LLC at (212) 436-6545.